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                               RESOLUTIONS ADOPTING THE
                                THIRD AMENDMENT TO THE
                           AMENDMENT AND RESTATEMENT OF THE
                               SOUTHERN CALIFORNIA BANK
                               EMPLOYEE RETIREMENT PLAN


         Southern California Bank (the "Company") is a Corporation, and the following resolutions are hereby adopted by its Board of Directors at a meeting held on October 18. 1994.

         WHEREAS, the Board of Directors has previously adopted the Amendment and Restatement of the Southern California Bank Employee Retirement Plan (the "Plan") effective January 1, 1992 (the original effective date of the Plan was January 1, 1990), and

         WHEREAS, the Company believes it is in the best interest of the Plan and its participants to make certain changes to the eligibility and vesting provisions of the Plan, as listed below:

         - Require that an employee complete one year of service, work 1000 hours during the prior 12-month period and attain age 21 for eligibility to participate.

         - Allow employees hired prior to 1995 the ability to join the Plan on January 1, 1995, without regard to the above restriction.

         - Improve the vesting schedule, so that a Participant is 25% vested after two years of service, increasing by 25% each year, with full vesting after five years of service.

         NOW, THEREFORE, BE IT RESOLVED that the Plan be amended effective as of January 1, 1995, and

         FURTHER RESOLVED that the Company notify each Employee and the Trustees of the Plan of the changes to the Plan, and

         FURTHER RESOLVED that the officers of the Company are hereby directed to take any and all action necessary to implement such amendment.

Dated: October 18, 1994           "Company"
                                  Southern California Bank

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                                  By:      /s/
                                      -----------------------------------------
                                  Its:   Secretary
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